Exhibit 21.1



                SUBSIDIARIES OF CARRINGTON LABORATORIES, INC.


 Name of Subsidiary                            Jurisdiction of Organization
 ------------------                            ----------------------------
 Finca Savila, S.A.                                    Costa Rica
 Carrington Laboratories International, Inc.           Texas
 Hilcoa Corporation                                    California
 Caraloe, Inc.                                         Texas
 Sabila Industrial, S.A.                               Costa Rica
 DelSite Biotechnologies, Inc.                         Delaware